Exhibit 32.0

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of ENGlobal Corporation (“ENGlobal”), that, to his knowledge, the Quarterly Report of ENGlobal on Form 10-Q for the period ended June 29, 2019, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of ENGlobal. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to ENGlobal and will be retained by ENGlobal and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 8, 2019	By:	/s/ William A. Coskey
William A. Coskey
Chief Executive Officer

Date: August 8, 2019	By:	/s/ Mark A. Hess
Mark A. Hess
Chief Financial Officer